Exhibit 23.1

           Consent of Independent Registered Public Accounting Firm
           --------------------------------------------------------

The Board of Directors

Ramtron International Corporation:

We consent to the use of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Ramtron International Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

Our report dated March 15, 2005 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Ramtron International Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses were identified by management as of December 31, 2004: (1) Ramtron International Corporation policies and procedures did not require matching of customer order documents with shipping and invoice documents prior to recording revenue, nor were appropriate information technology access controls present as part of the authorization of revenue process. The absence of these controls could have resulted in misstatements to revenue and accounts receivable, and (2) Ramtron International Corporation policies and procedures did not provide for adequate controls over the approval of cash disbursements at its Mushkin subsidiary. The absence of these controls could have resulted in misstatement and misclassification of recorded costs and expenses.

                                        /s/ KPMG LLP
                                        -------------
                                        KPMG LLP

Denver, CO
September 27, 2005
                                    Page-1